POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, PRINCETON EVEREST FUND, a business trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement (File Nos. 333-266538 and 811-23000) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended; and may file a Registration Statement or Registration Statements (File Nos. to be determined) under the provisions of the Securities Act of 1933, as amended, on Form N-14 (together “Registration Statements”); and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER, MICHAEL V. WIBLE, PHILIP B. SINENENG and JOHN L. SABRE as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file Registration Statements and Amendments to the Trust’s Registration Statements hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 22nd day of July, 2023.

/s/ William Peichel

William Peichel

Trustee

STATE OF MINNESOTA )

)       ss:

COUNTY OF HENNEPIN )

Before me, a Notary Public, in and for said county and state, personally appeared William Peichel, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 22nd day of July, 2023.

/s/ Michelle R. Jones

Notary Public

My commission expires: 1/31/2025